                                                                  EXHIBIT 12.11


SUPPLEMENTAL SCHEDULE - CALCULATION OF RATIO OF EARNINGS TO FIXED CHARGES NOONEY INCOME FUND II
RATIO OF EARNINGS TO FIXED CHARGES:

                                                                                                       9 Months         9 Months
                                                                                                         Ended           Ended
                                           Year End.   Year End.   Year End.   Year End.   Year End.  September 30,  September 30,
                                             1995        1996        1997        1998        1999         1999            2000
                                         ---------------------------------------------------------------------------------------
Earnings:
  Pretax income (loss)                    $   210       $  84       $  64       $ 364       $  65        $ (32)          $ 430

Fixed Charges:
  Interest expense                              1         614         596         584         554          410             459
  Interest factor of rental expense            --          --          --          --          --           --              --
                                          ------------------------------------------------------------------------------------
             Total fixed charges                1         614         596         584         554          410             459
                                          ------------------------------------------------------------------------------------
             Total earnings                   211         698         660         948         619          378             889

             Total fixed charges                1         614         596         584         554          410             459
                                          ------------------------------------------------------------------------------------
Ratio of earnings to fixed charges         211.00        1.14        1.11        1.62        1.12         0.92            1.94
                                          ------------------------------------------------------------------------------------
  Deficiency to cover fixed charges            --          --          --          --          --          (32)             --
                                          ------------------------------------------------------------------------------------